Exhibit 99.1

Transmitted At: 2012-05-23 08:30

Baby All Corp's Information To Be Available Through

Standard & Poor's Market Access Program

PLANO, TX, May 23, 2012 /CNW/ - Baby All Corp. (OTCBB: BABA) is pleased to announce that the Editorial Board of Standard and Poor's ("S&P") has approved Baby All Corp. for their Corporation Records Market Access Program ("Market Access Program"). The S&P Market Access Program is considered the premier source for information on U.S. and international public companies by investors and compliance professionals. As part of the approval, BABA's corporate profile has recently been published in the Daily News Section of the S&P Market Access Program, a recognized securities manual for secondary trading in 38 States under the Blue Sky Laws.

Bruce A. Hall, CEO of Baby All Corp. stated "Through our recent acquisition of Santa Fe Operating, Inc., Baby All Corp. has met the state-level "Blue Sky" statutes, and our securities can be recommended to investors in those jurisdictions. Through the S&P Market Access Program, Baby All Corp company information, including its business operations, share price, dividend history, shares outstanding, financial position, and earnings, will be broadly disseminated through S&P's MarketScope, Advisor Insight and Stock Guide Database distribution channels."

Additionally, effective May 18, 2012, Baby All Corp. changed its corporate name to Santa Fe Petroleum, Inc. The change in name reflects the business strategy of acquisition, exploration, and development of oil and gas properties. The Company is commencing the process with FINRA for the change in corporate name and trading symbol.

About Baby All Corp.

Baby All Corp. is an exploration-stage company engaged in acquisition, exploration, and development of oil and gas properties. With a focus on finding and producing oil in the prolific Fort Worth Basin of north Texas and led by an experienced industry team, Baby All is implementing an aggressive lease acquisition and drilling plan giving priority to projects with near-term cash flow potential.

This news release does not constitute an offer to sell or a solicitation of an offer to buy securities. The offer and sale of the Warrants and any other securities has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and the Warrants and any other securities may not be reoffered or resold in any jurisdiction in which such offer or sale would contravene applicable securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management's expectations. These statements may be identified by their use of words like "plans," "expect," "aim," "believe," "projects," "anticipate," "intend," "estimate," "will," "should," "could," and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Actual results could differ materially from those in the forward-looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, oil and gas exploration uncertainties, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements are accurate, and management assumes no obligation to update any such forward-looking statements.

For further information:

Baby All Corp

4011 West Plano Parkway, Suite 126

Plano, Texas 75093

Email: info@sfpetroleum.com